SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 29, 2001


                             TARGITINTERACTIVE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                            0-27391                    51-0347728
---------------                   ----------------           -------------------
(State or other                   (Commission File             (IRS Employer
jurisdiction of                        Number)               Identification No.)
incorporation)


                    155 Commerce Way, Portsmouth, NH               03801
                    -----------------------------------------    ----------
                    (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (603) 766-8300

                            GOURMETMARKET.COM, INC.
                     7000 W. Palmetto Park Road, Suite 501
                              Boca Raton, FL 33433
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

GourmetMarket.com, Inc., a Delaware corporation, is filing this Amendment to its Form 8-K dated May 25, 2001 in order to provide Item 7. (a) Financial Statements of Businesses Acquired and (b) Pro Forma Financial Information.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

             The audited financial statements of Global Technology Marketing International, Inc. for the fiscal year ended December 31, 2000 are attached.

             The unaudited condensed financial statements of Global Technology Marketing International, Inc. from January 1, 2000 to March 31, 2000 are attached.

         (b) Pro Forma Financial Information.

             The pro forma financial statements for the year ended December 31, 2000 and the three months ended March 31, 2001 are attached.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GOURMETMARKET.COM, INC.

         Date:  August 13, 2001                By: /s/ Noel J. Guillama
                                                   -----------------------------
                                                   Noel J. Guillama, President

                                                 TABLE OF CONTENTS



Independent Auditor's Report......................................................................................1

Financial Statements:

   Consolidated Balance Sheets as of December 31, 2000 and 1999,
        and unaudited as of March 31, 2001 and 2000...............................................................2

   Consolidated Statements of Operations for the years ended December 31, 2000 and 1999 and unaudited for the three months ended March 31, 2001 and  2000........................................3

   Consolidated Statements of Changes in Stockholders' Deficit for the years ended December 31, 2000 and 1999 and unaudited for the three months ended
      March 31, 2001..............................................................................................4

   Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999 and unaudited for the three months ended March 31, 2001 and 2000..........................................5

Notes to Consolidated Financial Statements.....................................................................6-12


                       Daszkal Bolton Manela Devlin & Co.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.            MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.           OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors and Stockholders
Global Technology Marketing International, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Global Technology Marketing International, Inc. and subsidiary as of December 31, 2000, and the related consolidated statements of operation, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of the subsidiary (Global Technology Marketing International, LLC) as of December 31, 1999, were audited by other auditors whose report dated February 1, 2000, on those statements included an explanatory paragraph that described the recurring losses from operations and working capital deficiency discussed in Note 1 to the financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Technology Marketing International, Inc. and subsidiary as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations for the year ended December 31, 2000 and also has a working capital deficiency. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in the footnotes accompanying the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ DASZKAL BOLTON MANELA DEVLIN & CO.


Boca Raton, Florida
July 27, 2001

GLOBAL TECHNOLOGY MARKETING INTERNATIONAL, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                                                           (UNAUDITED)
                                                                             December 31,                    March 31,
                                                                     ----------------------------    ----------------------------
                                                                         2000           1999             2001            2000
                                                                     ------------    ------------    ------------    ------------
     Current assets:
     Cash and cash equivalents                                       $    157,659    $    435,781    $     42,478          58,968
     Accounts receivable, net of allowance for doubtful accounts of $424,389 and $10,000 at December 31, 2000 and 1999,
       and $475,889 and $0 at March 2001 and 2000, respectively         1,220,453         414,923       1,134,060         402,546
     Prepaid expenses and other current assets                            199,239          17,775          47,182          52,232
     Due from member                                                           --          14,231              --          14,231
                                                                     ------------    ------------    ------------    ------------
             Total current assets                                       1,577,351         882,710       1,223,720         527,977
                                                                     ------------    ------------    ------------    ------------

  Property and equipment, net                                             937,479         691,011         875,661         884,232
                                                                     ------------    ------------    ------------    ------------
  Other assets:
     Deposits                                                              48,133          99,430          48,133          48,132
                                                                     ------------    ------------    ------------    ------------

             Total assets                                            $  2,562,963    $  1,673,151    $  2,147,514    $  1,460,341
                                                                     ============    ============    ============    ============


       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

  Current liabilities:
     Current portion of capital lease obligations                    $     14,013          11,689          13,456          14,183
     Accounts payable                                                   3,880,173         879,783       3,784,531       5,526,942
     Accrued expenses                                                     316,689          75,252         428,369         102,461
     Line of credit                                                    12,001,000              --      12,358,914              --
             Total current liabilities                                 16,211,875         966,724      16,585,270       5,643,586
                                                                     ------------    ------------    ------------    ------------
  Capital lease obligations, net of current portion                         8,085          22,832           6,125          18,837
                                                                     ------------    ------------    ------------    ------------
  Commitments and contingencies

  Convertible redeemable preferred stock $0.001 par value, authorized 5,000,000 shares, 5,000,000 shares issued and
    outstanding in 2000                                                 6,789,982              --       6,789,982              --

  Stockholders' equity (deficit):
     Members' capital                                                          --       5,070,000              --       5,070,000
     Common Stock, $0.001 par value, 10,000,000 shares
       authorized, 2,870,000 shares issued and outstanding in 2000            287              --             287              --
     Subscription receivable from members                                      --      (2,000,000)             --              --
     Accumulated deficit                                              (20,447,266)     (2,386,405)    (21,234,150)     (9,272,082)
                                                                     ------------    ------------    ------------    ------------
             Total stockholders' equity (deficit)                     (20,446,979)        683,595     (21,233,863)     (4,202,082)
                                                                     ------------    ------------    ------------    ------------

             Total liabilities and stockholders' equity (deficit)    $  2,562,963    $  1,673,151    $  2,147,514    $  1,460,341
                                                                     ============    ============    ============    ============


          See accompanying notes to consolidated financial statements.

GLOBAL TECHNOLOGY MARKETING INTERNATIONAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                             (UNAUDITED)
                                                                      December 31,                    Three months ended March 31,
                                                              -------------------------------       -------------------------------
                                                                  2000              1999                2001               2000
                                                              ------------       ------------       ------------       ------------
Net revenue                                                   $  6,225,426       $  2,400,410       $  1,552,048       $  1,012,518

Operating expenses:
    Direct costs of revenue                                     13,019,836          2,282,909            766,672          6,317,071
    Selling and marketing                                        3,925,436          1,756,149            537,603            722,518
    General and administrative                                   4,861,621            627,024            773,305            860,690
                                                              ------------       ------------       ------------       ------------
Total operating expenses                                        21,806,893          4,666,082          2,077,580          7,900,279
                                                              ------------       ------------       ------------       ------------

Loss from operations                                           (15,581,467)        (2,265,672)          (525,532)        (6,887,761)
                                                              ------------       ------------       ------------       ------------

Other income (expense):
    Other income (expense)                                           5,071             (6,125)                 8              2,488
    Loss on disposal of assets                                    (223,712)                --                 --                 --
    Interest expense                                            (2,244,556)            (9,567)          (261,360)              (611)
                                                              ------------       ------------       ------------       ------------
Total other income and (expense)                                (2,463,197)           (15,692)          (261,352)             1,877
                                                              ------------       ------------       ------------       ------------

Net loss                                                      $(18,044,664)      $ (2,281,364)      $   (786,884)      $ (6,885,884)
                                                              ============       ============       ============       ============

Discount attributable to beneficial conversion
  privilege of preferred stock                                      85,910                 --                 --                 --
                                                                                                                       ------------
Net loss applicable to common stock                           $(18,130,574)      $ (2,281,364)      $   (786,884)      $ (6,885,884)
                                                              ============       ============       ============       ============
Pro Forma EPS:
Loss per common share *                                       $      (6.32)      $      (0.79)      $      (0.27)      $      (2.40)
                                                              ============       ============       ============       ============
Weighted average common shares and
  common stock equivalents outstanding                           2,870,000          2,870,000          2,870,000          2,870,000
                                                              ============       ============       ============       ============


    * Assumes that the conversion from an LLC to a Corporation occurred at the beginging of each year

GLOBAL TECHNOLOGY MARKETING INTERNATIONAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT



                                                  Common Stock
                                            ----------------------------------------      Members'
                                             Shares          Amount        APIC           Capital
                                          ------------   ------------   ------------    ------------
Balance, January 1, 1999                            --   $         --   $          --   $     70,000
Capital contributions                               --             --              --      5,000,000
Net loss - year ended December 31, 1999             --             --              --             --
                                          ------------   ------------   -------------   ------------
Balance, December 31, 1999                          --             --              --      5,070,000
Capital contributions                               --             --              --             --
31.24% equity interest/warrants                     --             --              --      1,704,072
Issuance of shares 12/11/00                  2,870,000            287          69,713        (70,000)
Issuance of shares 12/11/00                         --             --              --     (6,704,072)
Reclass C/S APIC-LLC conversion                     --             --         (69,713)            --
Embedded dividends on convertible
  preferred stock                                   --             --              --             --
Net loss - year ended December 31, 2000             --             --              --             --
                                          ------------   ------------   -------------   ------------
Balance, December 31, 2000                   2,870,000   $        287   $          --   $         --
                                          ============   ============   =============   ============

UNAUDITED:
Net loss - three months ended
  March 31, 2001                                    --             --              --             --
                                          ------------   ------------   -------------   ------------
Balance , March 31, 2001                     2,870,000   $        287   $          --   $         --
                                          ============   ============   =============   ============
[RESTUBBED]

                                           Subscription
                                           Receivable
                                             From           Accumulated
                                            Members           Deficit              Total
                                              ------------    ------------    ------------
Balance, January 1, 1999                  $         --    $   (105,041)   $    (35,041)
Capital contributions                       (2,000,000)             --       3,000,000
Net loss - year ended December 31, 1999             --      (2,281,364)     (2,281,364)
                                          ------------    ------------    ------------
Balance, December 31, 1999                  (2,000,000)     (2,386,405)        683,595
Capital contributions                        2,000,000              --       2,000,000
31.24% equity interest/warrants                     --              --       1,704,072
Issuance of shares 12/11/00                         --              --              --
Issuance of shares 12/11/00                         --              --      (6,704,072)
Reclass C/S APIC-LLC conversion                     --          69,713              --
Embedded dividends on convertible
  preferred stock                                   --         (85,910)        (85,910)
Net loss - year ended December 31, 2000             --     (18,044,664)    (18,044,664)
                                          ------------    ------------    ------------
Balance, December 31, 2000                $         --    $(20,447,266)   $(20,446,979)
                                          ============    ============    ============

UNAUDITED:
Net loss - three months ended
  March 31, 2001                                    --        (786,884)       (786,884)
                                          ------------    ------------    ------------
Balance , March 31, 2001                  $         --    $(21,234,150)   $(21,233,863)
                                          ============    ============    ============

GLOBAL TECHNOLOGY MARKETING INTERNATIONAL, INC AND SUBSIDIARY
COSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                           (UNAUDITED)
                                                                                 December 31,           Three months ended March 31,
                                                                      ---------------------------------  ---------------------------
                                                                           2000             1999              2001              2000
                                                                       ------------    ------------    ------------    ------------
Cash flows from operating activities:
    Net loss                                                           $(18,044,664)   $ (2,281,364)   $   (786,884)   $ (6,885,884)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
       Depreciation and amortization                                        452,284         159,839          87,000         119,842
       Loss on disposal of property and equipment                           223,712              --              --              --
       (Increase) decrease in:
           Accounts receivable                                             (805,530)       (398,988)         86,393          12,407
           Prepaid expenses and other current assets                       (181,464)        (17,775)        152,057         (34,456)
       Increase (decrease) in:
           Accounts payable                                               3,000,390         834,815         (95,642)      4,646,862
           Accrued expenses                                                 241,437          59,975         111,680          27,209
                                                                       ------------    ------------    ------------    ------------
Net cash used in operating activities                                   (15,113,835)     (1,643,498)       (445,396)     (2,114,020)
                                                                       ------------    ------------    ------------    ------------
Cash flows from investing activities:
    Purchase of property and equipment                                     (922,464)       (758,170)        (25,182)       (312,589)
    Increase in deposits                                                     51,297         (99,430)             --          51,297
    Increase in due from members                                             14,231         (14,231)             --              --
                                                                       ------------    ------------    ------------    ------------
Net cash used in investing activities                                      (856,936)       (871,831)        (25,182)       (261,292)
                                                                       ------------    ------------    ------------    ------------
Cash flows from financing activities:
    Capital contributions, net of subscriptions receivable
      from members                                                        2,000,000       3,000,000              --       2,000,000
    Capital contributions                                                 1,704,072              --              --              --
    Proceeds from notes payable to member                                        --         201,000              --              --
    Proceeds from notes payable to bank                                  12,001,000              --         357,914              --
    Payments on notes payable to member                                          --        (250,000)             --              --
    Payments of capital lease obligations                                   (12,423)         (4,673)         (2,517)         (1,501)
                                                                       ------------    ------------    ------------    ------------
Net cash provided by financing activities                                15,692,649       2,946,327         355,397       1,998,499
                                                                       ------------    ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents                       (278,122)        430,998        (115,181)       (376,813)

Cash and cash equivalents, beginning of period                              435,781           4,783         157,659         435,781
                                                                       ------------    ------------    ------------    ------------
Cash and cash equivalents, end of period                               $    157,659    $    435,781    $     42,478    $     58,968
                                                                       ------------    ------------    ------------    ------------

Supplemental Disclosure of Cash Flow Information:
    Cash paid for interest                                             $    442,151    $     15,873    $    261,360    $        611
                                                                       ============    ============    ============    ============

Supplemental Disclosure of Non-cash Investing and
  Financing Activities:
    Property and equipment acquired under capital lease obligations    $         --    $     33,953    $         --    $         --
    Loss on disposal of property and equipment                         $    223,712    $         --    $         --    $         --
    Embedded dividends on convertible preferred stock                  $     85,910    $         --    $         --    $         --


GLOBAL TECHNOLOGY MARKETING INTERNATIONAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

Global Technology Marketing International, LLC, was originally incorporated as a New Hampshire limited liability company on April 24, 1998. On December 11, 2000, the Company was converted to a Delaware Corporation through the merger with Global Technology Marketing International, Inc. Global Technology Marketing International, LLC is a wholly owned subsidiary of Global Technology Marketing International, Inc. (the "Company"). The Company contracts with Internet Service Providers (ISPs) and e-mail service providers (ESPs) to deliver commercial e-mail advertising to the ISP's customers under the TargitMail.com domain name.

To date, the Company has recorded revenues principally from contract and other services and has incurred cumulative operating losses. The Company is subject to a number of risks similar to those of other early-stage enterprises. Principal risks to the Company include the need to obtain financing to fund future operations, the ability to achieve and sustain profitable operations, dependence on key individuals and reliance on successful marketing of services.

As discussed above, the Company is dependent on the proceeds from the possible future sales of equity securities and the generation of revenues for the funding of its operations. The Company currently has a working capital deficiency that raises substantial doubt concerning the Company's ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. For the years ended December 31, 2000 and 1999 there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles general accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company's revenues are derived principally from the delivery of commercial advertising through the Internet. Revenues from commercial e-mail advertising are recognized upon delivery of advertising to the ISP's customers. Upon delivery, the Company has no further obligations.

Fair Value of Financial Instruments

The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and notes payable. The carrying amounts of the Company's financial instruments approximate their fair values.

Concentration of Credit Risk and Significant Customers

Statements of Financial Accounting Standards (SFAS) No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires disclosure of any significant off-balance sheet and credit risk concentrations.

Financial instruments that subject the Company to credit risk consist primarily of cash and accounts receivable. The Company maintains an allowance for potential credit losses, but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area. The following table summarizes the number of customers that individually comprise greater than 10% of total net revenues and accounts receivable for the years presented:

*  Less than 10%

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2000 and December 31, 1999, the Company had approximately $164,764 and $398,002, respectively, in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

Property and Equipment

Property and equipment is recorded at cost. Depreciation and amortization on property and equipment are computed using the straight-line method over the expected useful lives of the assets.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Unaudited Interim Information

The information presented as of March 31, 2001 and 2000, has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2001 and 2000 and the results of its operations and its cash flows for the three months ended March 31, 2001 and 2000, and the stockholders' deficit for the three months ended March 31, 2001. The results of operations for the three month period ended March 31, 2001 and 2000 are not necessarily indicative of the results for the full year.


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2000 and 1999.

Depreciation expense for the years ended December 31, 2000 and 1999 was $452,284 and $159,839, respectively.


NOTE 4 - NOTES PAYABLE TO MEMBER

During 2000 and 1999, the Company issued notes payable totaling $2,600,000 and $201,000, respectively, to a member of the Company. These notes were due at various dates through May 2000 and accrued interest at rates ranging from 9% to 18% per annum. During 2000 and 1999, the Company paid all outstanding notes payable, including accrued interest of $71,277 and $15,309, to the member.


NOTE 5 - MEMBERS' EQUITY (DEFICIT)

Conversion to Corporation

On December 11, 2000 the members converted their membership interests into common and preferred stock. The Company authorized 10,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of preferred stock, $0.001 par value.

In exchange for the membership interests in the Limited Liability Company, the Company issued 2,870,000 shares of common stock and 5,000,000 shares of redeemable and convertible preferred stock.

Redeemable Preferred Stock

The 5,000,000 shares of redeemable and convertible preferred stock were issued in exchange for the membership interests of two members. These preferred shares are entitled to receive cumulative annual dividends at a rate of 8% per share. The company recognized a discount attributable to the beneficial conversion privilege of approximately $630,000 by accreting the amount from the date of issuance, September 30, 2000, through the first date of conversion, June 20, 2002. The accretion adjustment of approximately $86,000, which also represents the adjustment needed to accrete to the redemption value of the preferred stock, resulted in a charge to retained earnings and accompanying credit to the preferred stock.

On May 20, 1999, the Company sold an aggregate 50% membership interest in the Company to two investors for a total purchase price of $5,000,000, which was comprised of $1,000,000 in cash at the time of closing and a commitment by the investors to contribute an additional $4,000,000 as instructed by the Company and approved by the Board of Directors. In August and September 1999, the investors contributed a total of $2,000,000 to the Company under this commitment. Upon a sale or an initial public offering (IPO) of the Company, as defined, the founders were entitled to receive any unpaid commitment from the investors in proportion to their respective membership interests. At December 31, 1999, the total remaining commitment to be funded to the Company was $2,000,000, which is classified as a subscription receivable from members on the accompanying balance sheet as of December 31, 1999.

In 2000, the investors contributed an additional $2,000,000 to the Company under this commitment.

The following table summarized the membership interests outstanding as of December 31, 1999:

NOTE 6 - COMMITMENTS

Leases

The Company has entered into several operating and capital lease agreements for its facilities and certain equipment, which expire at various dates through December 2002. The future minimum lease payments under these leases at December 31, 2000 are as follows:

Rent expense for the years ended December 31, 2000 and 1999 was $182,750 and $29,000, respectively.

Litigation

The Company is a defendant in a number of pending legal proceedings. Except for the following cases all other pending litigation relates to Accounts Payable issues and the Company believes that these liabilities will not materially affect its business, results of operation or financial condition.

On April 4, 2001, Juno Online Services, Inc. filed a complaint against Global Technology Marketing International, LLC in the United States District Court for the Southern District of New York. The complaint alleges that, Juno is due more than $3,342,952 for marketing services pursuant to an advertising agreement. As of December 31, 2000, the Company has a payable to Juno in the amount of $1,114,769.

On May 16, 2001 the Company filed an answer and counterclaim, denying its material allegations and raising various counterclaims that seek rescission of all contracts between the parties based on Plaintiff-Counterclaim Defendant Juno's fraudulent inducement. On June 8, 2001 Juno replied to the counterclaims and denied the material allegations.

The Court has set February 28, 2002, as the date for completion of all discovery.

Because the payables are involved in litigation, events could occur in the near term that would materially affect the amount and timing of payments of this account.

On December 27, 2000, Richard J. Alberigi filed a complaint against Global Technology Marketing International, LLC, d/b/a Targitmail.com and Walter Rines in the United States District Court for the District of Massachusetts. The complaint alleges that the former employee was not paid severance pay and other benefits and is seeking damages in the amount of $45,000. On July 26, 2001 the Company filed a response to request for admissions. The Company denies the allegations and as of December 31, 2000, has not accrued expenses for this case.


NOTE 7 -LINE OF CREDIT

The Company had a $12,800,000 line of credit established at Citizens Bank with interest payable monthly at the bank's prime rate (9.5% at December 31, 2000). The line of credit is unconditionally guaranteed, initially by the preferred stockholders. There was $12,001,000 in outstanding borrowings under this line at December 31, 2000. The available unused balance of the line of credit was $699,000 at December 31, 2000. NOTE 7 -LINE OF CREDIT, continued

Subsequent to December 31, 2000, the guarantors paid the line of credit in full.


NOTE 8 -INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for temporary differences, operating loss carryforwards, and tax credit carryforwards.

A temporary difference is a difference between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years when the asset is recovered or the liability is settled. Deferred taxes represent the future tax return consequences of these differences.

The Company has not recognized any benefit of such net operation loss carryforwards in the accompanying financial statements in accordance with the provisions of SFAS No. 109, as the realization of this deferred tax benefit is not likely. A 100% valuation allowance has been recognized to offset the entire effect of the Company's net deferred tax asset.

The provision (benefit) for federal and state income taxes were as follows: A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S federal income tax rate to income before income taxes for the year ended December 31, is as follows:

As of December 31, 2000, the Company's net operating loss carryforward of approximately $668,605 for federal and $726,745 for state, will expire in 2015.


NOTE 9 -MERGER AGREEMENT (UNAUDITED)

On May 29, 2001, the Company entered into a merger agreement with GourmetMarket.com. As a result of the merger, the 5,000,000 shares of preferred stock issued and outstanding were converted into a $400,000 5% convertible note. The holders of the note may convert all or part of the outstanding principal and accrued interest into 40% on an as-converted basis of the shares of GourmetMarket.com common stock to be outstanding immediately prior to the conversion. As of August 9, 2001, the date of the 30 for 1 reverse split of GourmetMarket.com's common stock, the note is convertible into approximately 10,400,000 shares of common stock. The Company's common stockholders received no consideration.

In addition to the convertible note, the preferred stockholders were issued warrants to purchase up to 10% of the GourmetMarket.com common stock outstanding immediately following any acquisition that may occur within thirty days of the closing date and the $2,000,000 private placement, for an aggregate exercise price of $2,000,000. The warrants expire June 30, 2002..

In July 2001, GourmetMarket.com entered into a merger agreement with Williams Software, Inc. d/b/a FirstPop. As a result of the merger each outstanding share of FirstPop was converted into $.0069 principal amount of notes. The notes are convertible into an aggregate of 6,745,00 shares of GourmetMarket.com.


NOTE 10 -STOCK OPTIONS

The Company has granted stock options to certain employees. The options for common stock total approximately $600,000, and are exercisable upon an initial public offering or the sale of the Company. The options are now exercisable for GourmetMarket.com common stock.

                         PRO FORMA FINANCIAL INFORMATION

 GOURMETMARKET.COM, INC. AND GLOBAL TECHNOLOGY MARKETING INTERNATIONAL, INC.
                           D/B/A TARGITMAIL.COM, INC.

                  INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL
                                   STATEMENTS
                                   (UNAUDITED)

Effective May 29, 2001, GourmetMarket.com, Inc. (WINE), consummated a merger agreement (the "Agreement") with Global Technology Marketing International, Inc. d/b/a TargitMail.com, Inc. (the Company or TargitMail.com), and TM.com Acquisition Corp., a wholly-owned subsidiary of GourmetMarket.com, Inc. In connection with the Agreement, TM.com Acquisition Corporation merged with and into TargitMail.com, Inc. in a reverse triangular merger (the "Merger"), with TargitMail.com, Inc. the surviving corporation. Pursuant to the Merger, GourmetMarket.com, Inc. issued two 5% Convertible Notes at $200,000 each for 100% of the outstanding Series A Preferred Stock at $.08/share and warrants to purchase up to 10% of GourmetMarket.com's common stock, outstanding immediately following the acquisition of FirstPop.com, which was consummated on July 27, 2001. The Notes are convertible into 40% on an as-converted basis of the shares of common stock outstanding immediately prior to the conversion. The Common Stock did not receive any consideration.

WINE has determined the "purchase price to be allocated" to be $8,868,967, which consists of the fair value of the beneficial conversion feature of the convertible notes $6,224,000, the fair value of warrants issued to the preferred shareholders $560,000 and net liabilities assumed of $2,078,354. The purchase price has been allocated to "purchase price to be allocated"($8,868,967).

The Merger was accounted for using the purchase method of accounting. The pro forma balance sheet and the pro forma adjustments described in the notes to pro forma financial statements reflect the excess of the purchase price over the fair value of the net liabilities assumed as "purchase price to be allocated", which is currently being amortized over a three-year period.

The accompanying unaudited pro forma balance sheet as of March 31, 2001, presents the financial position of GourmetMarket.com, Inc. and TargitMail.com, Inc. assuming the Merger had been consummated on that date. The unaudited pro forma condensed statement of operations for the year ended December 31, 2000, combines the statements of operations of GourmetMarket.com, Inc. and TargitMail.com, Inc. and assumes the transaction occurred on January 1, 2000. The unaudited pro forma condensed statement of operations for the three-month period ended March 31, 2001 combines the statements of operations of GourmetMarket.com, Inc. and TargitMail.com, Inc. for the three-month period and assumes the transaction occurred on January 1, 2000.

The unaudited pro forma financial information does not purport to be indicative of the results which would have actually have been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

                  GOURMETMARKET.COM, INC. AND TARGITMAIL.COM, INC.
                             PRO FORMA BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)

                                             Gourmet           Targit
                                           Market.com, Inc.    Mail.com, Inc.
                                          Period ended       Period ended        Pro Forma
                                          March 31, 2001     March 31, 2001      Adjustments         Combined
                                          --------------     --------------      -----------         --------
Assets

Cash                                       $     18,912       $     42,478                           $     61,390
Accounts receivable                                  --          1,134,060                              1,134,060
Prepaid expenses and other
   current assets                                    --             47,182                                 47,182
                                           ------------       ------------                           ------------
Total current assets                             18,912          1,223,720                              1,242,632

Property and equipment, net                          --            875,661                                875,661
Other assets                                        607             48,133                                 48,740
Purchase price to be allocated                       --                 --          8,868,967(A)        8,868,967
                                           ------------       ------------      -------------        ------------
Total assets                               $     19,519       $  2,147,514      $   8,868,967        $ 11,036,000
                                           ============       ============      =============        ============



Liabilities and equity

Accounts payable                           $     91,152       $  3,784,531                           $  3,875,683
Accrued expenses and other                      180,604            428,369                                608,973
Net liabilities to be disposed                  641,186                 --                                641,186
Current portion of long term
   debts                                      1,411,172             13,456                           1,424,628
Line of credit                                       --         12,358,914        (12,358,914)(A)              --
Convertible notes payable                            --                 --            400,000 (A)         400,000
                                           ------------       ------------      -------------        ------------
Total current liabilities                     2,324,114         16,585,270        (11,958,914)          6,950,470

Long term debts, less current
   maturities                                        --              6,125                               6,125

Convertible redeemable preferred
    stock                                            --          6,789,982         (6,789,982)(A)              --

Shareholders' deficit:
Common stock                                        654                287               (287)(A)             654
Additional-paid-in capital                    3,999,993                 --          6,384,000 (A)      10,383,993
Subscriptions receivable                        (13,122)                --                 --             (13,122)
Accumulated deficit                          (6,292,120)       (21,234,150)        21,234,150 (A)      (6,292,120)
                                           ------------       ------------      -------------        ------------
Total shareholders' deficit                  (2,304,595)       (14,443,881)        20,827,881           4,079,405

Total liabilities and equity               $     19,519       $  2,147,514      $   8,868,967        $ 11,036,000
                                           ============       ============      =============        ============

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

                                           Gourmet         TargitMail.com        Pro Forma
                                       Market.com, Inc.        Inc.             Adjustments         Combined
                                       ---------------     -----------         ------------        -----------
Revenues, net                           $        --       $  6,225,426         $         --       $  6,225,426

Costs of revenues                                --         13,019,836                   --         13,019,836
Sales and marketing                              --          3,925,436                   --          3,925,436
General and administrative                  252,856          4,861,621              827,007 (B)      5,941,484
                                        -----------       ------------         ------------       ------------
Total costs and expenses                    252,856         21,806,893              827,007         22,886,756
                                        -----------       ------------         ------------       ------------

Operating loss                             (252,856)       (15,581,467)            (827,007)       (16,661,330)

Loss on disposal of assets                                    (223,712)                               (223,712)
Gain on sale of Travlang                    273,400                 --                                 273,400
Interest expense                           (503,255)        (2,239,485)                             (2,742,740)
                                        -----------       ------------         ------------       ------------
Loss before discontinuing
   operations                              (482,711)       (18,044,664)            (827,007)       (19,354,382)

Loss from discontinuing
   operations                            (1,505,965)                --                              (1,505,965)
Discount attributable to
   beneficial conversion privilege
   of preferred stock                            --             85,910              (85,910)(D)             --
                                        -----------       ------------         -----------        ------------
Net loss                                $(1,988,676)      $(18,130,574)        $   (741,097)      $(20,860,347)
                                        ============      ============         ============       ============

Net loss per common share - Basic and Diluted:
Loss before discontinuing
   operations                                 $(.74)                                                   $ (1.75)
Discontinuing operations                      (2.32)                                                     (0.14)
Net loss per common share                     (3.06)                                                     (1.89)
Weighted average shares
   outstanding                              650,487                                               11,050,487(C)



                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                   (UNAUDITED)

                                      Gourmet          TargitMail.com       Pro Forma
                                   Market.com, Inc.         Inc.           Adjustments       Combined
                                  ---------------       -----------        ------------     -----------
Revenues, net                        $         --       $  1,552,048       $         --     $  1,552,048

Costs of revenues                              --            766,672                 --          766,672
Sales and marketing                            --            537,603                 --          494,531
General and administrative                 16,510            773,305            206,752 (B)      996,567
                                     ------------       ------------       ------------     ------------
Total costs and expenses                   16,510          2,077,580            206,752        2,257,770
                                     ------------       ------------       ------------     ------------

Operating loss                            (16,510)          (525,532)          (206,752)        (705,722)

Interest expense                          (31,372)          (261,352)                --         (292,724)
                                     ------------       ------------       ------------     ------------
Loss before discontinuing
   operations                             (47,882)          (786,884)          (206,752)        (998,446)

Income from discontinuing
   operations                              39,667                 --                 --           39,667
                                     ------------       ------------       ------------     ------------
Net loss                             $     (8,815)      $   (786,884)      $   (206,752)    $   (958,779)
                                     ============       ============       ============     ============

Net loss per common share - Basic and Diluted:
Loss before discontinuing
   operations                               $(.07)                                          $       (.09)
Discontinuing operations                      .06                                                    .00
Net loss per common share                    (.01)                                                  (.09)
Weighted average shares
   outstanding                            671,876                                           11,071,876(C)

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

WINE effected a 30 for 1 reverse stock split on August 9, 2001. This stock split has been reflected in the financial statements and footnotes for all periods presented.

BALANCE SHEET ADJUSTMENTS

(A) Reflects the accounting for the purchase of TargitMail.com, Inc., which consists of the fair value of the beneficial conversion feature of the convertible notes $6,224,000, the fair value of warrants issued to the preferred shareholders $560,000 and net liabilities assumed of $2,078,354. The purchase price has been allocated to "purchase price to be allocated"($8,868,967). Prior to the merger date, the line of credit of $12,358,914 was converted to equity by the preferred shareholders who were guarantors and accordingly is eliminated in the merger.

INCOME STATEMENT ADJUSTMENTS

(B) Reflects the amortization of the purchase price to be allocated over a three-year amortization period. Actual amortization for future periods will be dependent upon the final allocation of the purchase price, when completed, to identifiable intangible assets and goodwill, if any, and the evaluation of appropriate useful lives for such assets. The Company is currently in the process of evaluating such allocations and useful lives.

(C) Reflects the weighted average number of shares outstanding for the period, after giving effect to the Merger, calculated as the historical weighted average common shares for GourmetMarket.com, Inc.

(D) Reflects an adjustment due to the elimination of the preferred stock of TargitMail.com related to the merger.